AGREEMENT

This Agreement dated as of October 3, 2000 (the "Agreement") is made and entered into by and among Alternative Lending Group, Inc., an Illinois corporation ("ALG"), Whitehall Enterprises, Inc., a Delaware corporation ("Whitehall"), MiB Group, Ltd., an Indiana Corporation and MiB Financial Services, Inc., an Indiana Corporation and a wholly owned subsidiary of MiB Group, Ltd. (collectively known as the "Company"), and Scott J. Weaver ("Weaver") and Michael Beasley ("Beasley") (collectively the "Shareholders").


RECITALS:

A. ALG is engaged in the mortgage banking and brokerage business, the principal office of which business is located at 1430 E. Missouri, Suite 125, Phoenix, Arizona 85014 and is a wholly owned subsidiary of Whitehall.

B. The Company is engaged in the telemarketing and mortgage brokerage business, the principal office of which business is located at 9830 Bauer Dr., Suite 200, Indianapolis, IN 46280.

C. The Shareholders own 100% of the outstanding shares in the Company and all ownership interests in the Company's real, personal and intellectual property (collectively, " Shareholders' interests").

D. ALG desires to acquire and the Shareholders desires to sell to ALG 100% of Shareholders' interests in the Company.

E. Whitehall is willing to issue shares of its stock as consideration for the acquisition of 100% of Shareholders' interests in the Company and is willing to facilitate the transaction in the manner set forth herein.


COVENANTS:

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties, and agreements herein contained, the parties hereto agree as follows:

1.     SALE AND PURCHASE OF THE COMPANY AND SHAREHOLDERS' INTERESTS

1.1 Sale and Purchase of Company and Shareholders' Interests. Shareholders hereby agree to sell and transfer to ALG all of the Shareholders' interests in the Company and ALG hereby agrees to purchase from the Shareholders all of Shareholders' interests. ALG's purchase includes, but is not limited to, the goodwill of the Company, restrictive covenants in favor of ALG as set forth herein, all Company office supplies, equipment and furnishings, customer lists, rights to access and business with customers and prospective customers, accounts receivable, existing books of business, proprietary and confidential information as defined in the Employment Agreement attached hereto as Exhibit A, and any and all other interests in real, personal or intellectual property owned by the Company.

1.2 Distribution of Whitehall shares to Weaver and Health Insurance Premium Reimbursement. Whitehall agrees, in consideration of the sale and transfer of the Shareholders' interests to ALG, to issue to Weaver four hundred fifty thousand (450,000) shares of the common stock of Whitehall (the "Whitehall shares") at the


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       Closing (as hereinafter described) which shall take place on or before
       October 3, 2000. Of the 450,000 Whitehall shares, Whitehall guarantees that two hundred twenty five thousand (225,000) of those Whitehall shares will have a value twelve (12) months from the Closing Date (as set forth in Section 1.4 herein) of two hundred twenty five thousand dollars ($225,000.00) (the "Guaranteed Shares"). In the event the Guaranteed Shares are valued at less than $225,000.00 twelve months from the Closing Date, Whitehall agrees to issue additional Whitehall shares (the "Additional Shares") to Weaver to make up the difference between the then-existing value of the Guaranteed Shares and the target value of $225,000.00 worth of Whitehall shares. The value of the Additional Shares will be determined as the value of the Additional Shares at the close of the OTCBB on the twelve month anniversary date of the Closing Date, which is October 3, 2001, or the next date the OTCBB is operating if the twelve month anniversary date falls on a weekend or holiday. Those Additional Shares shall be free-trading shares as of the twelve month anniversary date of the Closing Date. As additional consideration, ALG agrees to retain Weaver as a consultant to be paid an annual salary of one dollar ($1.00). ALG also agrees that so long as Weaver is not specifically excluded from coverage by any insurer, ALG shall keep Weaver insured under any existing health/dental plan of the Company through December 31,2001 and shall pay all premiums therefore.

1.3 Distribution of Whitehall Shares to Beasley. Whitehall agrees, in consideration of the sale and transfer of the Shareholders interests to ALG, to issue to Beasley four hundred fifty thousand (450,000) shares of the common stock of Whitehall (the "Whitehall shares") at the Closing (as hereinafter described) which shall take place on or before October 3, 2000. Of the 450,000 Whitehall shares, Whitehall guarantees that two hundred twenty five thousand (225,000) of those Whitehall shares will have a value twelve (12) months from the Closing Date (as set forth in Section 1.4 herein) of two hundred twenty five thousand dollars ($225,000.00) (the "Guaranteed Shares"). In the event the Guaranteed Shares are valued at less than $225,000.00 twelve months from the Closing Date, Whitehall agrees to issue additional Whitehall shares (the " Additional Shares") to Beasley to make up the difference between the then-existing value of the Guaranteed Shares and the target value of$225,000.00 worth of Whitehall shares. The value of the Additional Shares will be determined as the value of the Additional Shares at the close of the OTCBB on the twelve month anniversary date of the Closing Date, which is October 3, 2001, or the next date the OTCBB is operating if the twelve month anniversary date falls on a weekend or holiday. Those Additional Shares shall be free-trading shares as of the twelve month anniversary date of the Closing Date.

1.4 Other Agreements. In addition to the consideration referred to above, the parties respectively agree as follows:

(a) Beasley agrees to sign the individual Employment Agreement attached hereto as Exhibit A.

1.5 Protected Interests of ALG. ALG recognizes, and Shareholders acknowledge, that Shareholders' industry experience, know-how and knowledge of the Company's markets, employees and their respective duties, customers, prospective customers, the Company's technology and the use thereof, as well as the administration of the Company, are valuable commodities and are protectable interests of ALG.

(a) Weaver's Non-Compete. Weaver agrees that as part of this Agreement, he is receiving adequate consideration in exchange for his promise not to compete with ALG or any of its subsidiaries, including the Company, in the areas of mortgage and/or home improvement telemarketing, either directly, indirectly, through ownership, employment or by providing services as a consultant for three years from the Closing Date. Further, Weaver acknowledges that ALG does business in markets nationwide, ALG has a protectable interest in Shareholders' interests, and ALG would suffer irreparable harm if Weaver was to compete with ALG in violation


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       of this Agreement. Therefore, Weaver agrees not to compete as defined above within any state in which ALG and/or the Company are licensed to do business for three years from the Closing Date.

(b) Beasley's Non-compete. Beasley agrees that as part of this Agreement, he is receiving adequate consideration in exchange for his promise not to compete with ALG or any of its subsidiaries, including the Company, either directly, indirectly, through ownership, employment or by providing services as a consultant for a period of six years from the Closing Date (the "Non-compete Period"). In the event Beasley is dismissed from his employment with ALG for any reason or if he terminates his employment with ALG before five years from the Closing Date, the Non-compete Period shall be reduced by one year for every full year Beasley is employed with ALG per the terms of the Employment Agreement attached hereto as Exhibit A. (For example, if Beasley is terminated or quits his employment with ALG one year after the Closing Date, the Non-compete Period will be reduced to five years from the Closing Date. If Beasley is terminated or quits his employment with ALG two years after the Closing Date, the Non-compete Period will be reduced to four years from the Closing Date, etc.). If Beasley remains employed with ALG for the entire term of this Agreement, including option periods, then Beasley agrees not to compete with ALG for a period of one year from the date he is no longer employed with ALG. At no time shall the Non-compete Period be less than one year from the date Beasley is no longer employed with ALG. Further, Beasley acknowledges that ALG does business in markets nationwide, ALG has a protectable interest in Shareholders' interests, and ALG would suffer irreparable harm if Beasley was to compete with ALG in violation of this Agreement. Therefore, Beasley agrees not to compete as defined above within any state in which ALG and/or the Company are licensed to do business for the entire Non-compete Period as defined in the above-described formula.

(c) Arizona Law Controls. Shareholders acknowledge that the non-compete and anti-piracy laws of Arizona shall apply to this Agreement, and Shareholders agree to waive any conflicts of laws in that regard. In the event that Beasley should terminate his employment with the Company prior to the conclusion of five years from the commencement of his employment, ALG may, at its sole election, by written notice to the parties, terminate this Agreement and the attached employment agreement.

1.6 Breach of Non-compete by Weaver. In the event Weaver violates the terms of this Section 1.5 above, Weaver agrees to reimburse ALG an amount equal to the value of the Whitehall shares tendered to him pursuant to Section
       1.2 above (including the Additional Shares and the Guaranteed Shares as defined in Section 1.2 above) on the 365th day after the Closing Date or the next business day if such day falls on a weekend or holiday (the "Valuation Date"). The value is determined as the amount at which Whitehall stock traded on the OTCBB at the close of trading on the Valuation Date. This remedy is non-exclusive, and Weaver agrees that ALG and/or the Company may pursue any and all other remedies available under Arizona statutory or common law.

       Breach of Non-compete by Beasley. In the event Beasley violates the terms of this Section 1.5 above, Beasley agrees to reimburse ALG an amount equal to the value of the Whitehall shares as defined in Section 1.3 above (including the Additional Shares and the Guaranteed Shares as defined in Section 1.3 above), on the 365111 day after the Closing Date or the next business day if such day falls on a weekend or holiday (the "Valuation Date"). The value is determined as the amount at which Whitehall stock traded on the OTCBB at the close of trading on the Valuation Date. This remedy is non-exclusive, and Beasley agrees that ALG and/or Company may pursue any and all other remedies available under Arizona statutory or common law.

1. 7 Closing. Subject to the provisions of this Agreement, the Closing of the transactions contemplated by this Agreement shall take place at the offices of MiB Group, Ltd., 9830 Bauer Dr., Suite 200, Indianapolis, IN


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       46280 on October 3, 2000 at 9:00 a.m., or at such other time, place or date, or by the use of mail and overnight deliveries as the parties may mutually agree. Provided, however, that if a condition to Closing set forth in Article 7 or elsewhere herein shall not have been fulfilled or waived at such time, any party hereto entitled to the benefits of such condition may postpone the Closing by notice to the other parties until such condition or conditions shall have been met or waived, except that in no event shall the Closing occur after October 3, 2000, without the written agreement of all parties hereto. The date and time of such Closing are herein referred to as the "Closing Date".

                      2. REPRESENTATIONS AND WARRANTIES OF
                        THE COMPANY AND THE SHAREHOLDERS

       Except as otherwise disclosed in writing to ALG or excepted in the schedules delivered by the Company and Shareholders to ALG (the "Disclosure Schedule"), the Company and the Shareholders covenant, represent and warrant, which representations and warranties shall be true and accurate as of the Closing Date as if such representations and warranties had been made as of the Closing Date, with and to ALG and Whitehall, their successors and assigns, as follows:

2.1 Organization. The Company is a corporation duly organized and validly existing and in good standing under the laws of the state of Indiana and has full power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted. No action has been taken by the Shareholders or any of them or by the Company which would prevent or make unlawful the agreements set forth herein.

2.2 Shareholders Interests. The Shareholders collectively, are the owners of 100% of the shares in the Company. Neither the Shareholders nor any other persons or entities have any options or rights to acquire any additional other shares in the Company.

2.3 Authorization. This Agreement, the execution and delivery of this Agreement by the Company, and the performance by the Company of its obligations and undertakings referenced herein, have been duly authorized and approved by the Shareholders of the Company, and the Shareholders executing this Agreement on behalf of the Company have authority to do so and upon execution of this Agreement by such Shareholders, this Agreement shall be a valid and binding obligation of the Company and the Shareholders.

2.4 No Violation. Consents and Approvals. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby and thereby, will conflict with, result in a breach of, permit any party to terminate or accelerate the provisions of, or result in the imposition of any lien, encumbrance or restriction upon the property or assets of the Company under:

(a) the provisions of the Articles of Incorporation or the By-Laws of MiB Group, Ltd., ("MGL") and/or MiB Financial Services, Inc. ("MFSI").

(b) the provisions of any obligation, indenture, agreement, permit or other instrument to which the Company is a party or which the Company holds; or

(c) any statute or law or any order, decree, judgment, rule or regulation of any court or governmental agency or authority having jurisdiction over the Company. No permit, consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or other person

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       (either governmental or private) is necessary in connection with the execution and delivery by the Company or the Shareholders of this Agreement or the consummation by them of the transactions contemplated hereby and thereby.

2.5    Financial Statements.
       ---------------------

(a) Section 2.5 of the Disclosure Schedule sets forth true and correct copies of the audited balance sheets and profit and loss statements of MGL and MFSI as of October 3,2000. Also attached to Section 2.6 of the Disclosure Schedule are true and correct copies of the unaudited balance sheets and income statements for the period ended September 30, 2000. Each of the unaudited financial statements has been reviewed by the Company's independent accountants. The foregoing financial statements are collectively referred to herein as the "Financial Statements" and the balance sheets alone as of September 30, 2000, are referred to collectively as the "Balance Sheet."

(b) The Financial Statements have been prepared from the books and records of the Company as, at and for the periods indicated and have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated, and present fairly the financial position of the Company, and the results of its operations, as, at and for the periods indicated. The Company has in its possession, and will deliver to ALG upon request, all supporting documentation and work papers relating to the Financial Statements to permit ALG to restate its Financial Statements if required by rules and regulations of the SEC in connection with filings of Whitehall.

2.6 Absence of Undisclosed Liabilities. Except to the extent shown on the Balance Sheet or in Section 2.6 of the Disclosure Schedule:

(a) as of the date hereof, the Company did not have any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, and

(b) at the Closing Date, the Company will not have any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, and the Company does not now, and will not at the Closing Date, know or have any reason to know of any basis for the assertion of any such other obligation or liability against the Company, except as incurred in the normal course of business.

2.     7 Absence of Certain Changes or Events. Except as set forth in Section
       2.7 of the Disclosure Schedule, since April 1 , 2000, there has not been, and through the Closing Date there will not be:

(a) any adverse change in the business, properties, assets, financial condition or results of operation which would be material to the Company;

(b) any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting the properties or business of the Company;

(c) any distribution to the Shareholders or adoption of a plan of distribution of MGL's or MFSI's assets, whether from capital or accrued income, except for compensation regularly paid for Shareholders services as employees prior to this Agreement;

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(d)    any increase in the compensation payable or to become payable by the
       Company to its managers or key employees, or any material increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such managers or key employees;

(e) any labor or employee dispute involving the Company, other than routine matters, none of which is material;

(f) any borrowing or lending of money or guarantee of any obligation by the Company;

(g) any adoption, amendment or termination of any employee benefit plan or arrangement of the Company;

(h) any disposition of any material properties or assets used in the business of the Company other than sales of inventory in the ordinary course of its business;

(i) any engagement by the Company in activities outside the ordinary course of its business;

(j) the incurring of any liability of the Company (whether absolute or contingent) except liabilities which were incurred in the ordinary course of business; or

(k)    any agreement (whether oral or written) to do any of the foregoing.

2.8 Title to and Condition of Non-Real Estate Assets. All non-real estate assets, including those on lease, are set forth in Section 2.8 of the Disclosure Schedule. Except for such assets as have been disposed of in the ordinary conduct of the Company's business between April l , 2000, and the Closing Date, the Company has good and marketable title to, or valid leasehold interests in, all non-real estate assets reflected on the Balance Sheet or acquired by it after April 1, 2000, or otherwise used in the operation of the Company's business, free and clear of all liens, claims, mortgages, charges, easements or other encumbrances of any kind whatsoever except:

(a)    to the extent reflected or reserved against on the Balance Sheet, or

(b)    for liens for taxes not yet due.

       All the fixed assets reflected on the Balance Sheet, and those assets acquired since the date thereof, and not disposed of as permitted hereunder, constitute all the fixed assets now used by the Company and necessary to conduct its business as it is being conducted on the date hereof and all leases of such fixed assets will, at the Closing, be in full force and effect. All such fixed assets, including all mechanical and component parts thereof, are in good working condition, in a state of reasonable maintenance and repair, ordinary wear and tear excepted, and are free from any known defects.

2.9 Real Property. Attached to Section 2.9 of the Disclosure Schedule are copies of all real estate lease agreements to which the Company is a party and copies of any deeds to real property owned by the Company. The Company has good and marketable title to all property owned by the Company and such property is free and clear of all liens, claims, mortgages, charges, easements or any kind, except to the extent reflected or reserved in the Financial Statements and disclosed in Section 2.9 of the Disclosure Schedule.

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2.10   Equipment. The Company shall deliver to ALG, prior to Closing, a computer generated Fixed Asset Register which will list all items of furniture, machinery, equipment and similar property (including vehicles) owned by the Company on the Closing Date.

2.11 Trademarks and Similar Rights. Section 2.11 of the Disclosure Schedule sets forth all registered trademarks and service marks with dates and places of registration, and all other copyrights, trademarks, service marks, trade, assumed and divisional names, licenses and rights in any thereof owned in whole or in part or used by the Company in the conduct of its business, whether or not registered. Except as indicated in
       Section 2.12 of the Disclosure Schedule, neither the validity of, nor the Company's rights under, any of the items listed therein, is being questioned or contested by others.

2.12 Insurance. Schedule 2.12 sets forth a list and brief description of all policies or binders of insurance, including (but not limited to) key-man insurance, workmen's compensation and employer liability, automobile insurance, product liability and title insurance (the "Policies"). The Policies on Schedule 2.13 are valid and enforceable in accordance with their terms and are in full force and effect.

2.13 Contracts and Agreements. Section 2.13 of the Disclosure Schedule sets forth a description of:

(a) all contracts and agreements (whether written or oral) and all amendments thereto or modifications thereof to which the Company is a party or by which it is bound which involve future payments by or to the Company of $25,000 or more other than,

       (i) contracts which are covered by Section 2.26 of the Disclosure Schedule or;

       (ii) contracts which are terminable by the Company upon thirty (30) days or less notice without cost or expense to the Company, and;

(b) all notes, mortgages, pledges, deeds of trust, security, loan or credit agreements and similar instruments or arrangements to which the Company is a party or by which it is bound and all amendments or modifications thereof (collectively (a) and (b) referred to as the "Contracts"), together in each case with copies of all such agreements, contracts and other instruments as ALG may reasonably request. Except as set forth in
       Section 2.14 of the Disclosure Schedule:

       (i) each contract is a valid and binding agreement of the Company and, to the best o(the Shareholders and Company's knowledge, is a valid and binding agreement of the other parties thereto;

       (ii) the Company has fulfilled all obligations required pursuant to each Contract to have been performed by the Company on its part prior to the date hereof, and the Company has no reason to believe that it will not be able to fulfill, when due, all of the Company's obligations under the Contracts which remain to be performed after the date hereof;

       (iii) there has not occurred any default under any Contract on the part of the Company; the Company does not have any knowledge that any default under any Contract on the part of the other parties thereto has occurred; and the Company does not have any knowledge that any event has occurred which with the giving of notice or the lapse of time, or both, would constitute any default under any of the Contracts.

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2.14   Bank Accounts. Section 2.14 of the Disclosure Schedule sets forth the name and address of each bank in which the Company has an account or safety deposit box, the designation of such account and the names of all persons authorized to draw thereon or enter therein, as may be the case.

2.15 Litigation. Section 2.15 of the Disclosure Schedule sets forth any and all actions, suits, claims, proceedings, investigations or inspections pending or threatened against or affecting the Company or any of its properties or rights in any court or before any governmental authority, whether or not reflected in the Balance Sheet.

2.16 Employee Benefit Plans. Section 2.16 of the Disclosure Schedule sets forth a description of all bonus, incentive compensation, profit sharing, retirement, pension, group insurance, death benefit or other fringe benefit plans, trust agreements or arrangements of the Company, and copies of all documents relating to each of said benefit plans have been separately delivered to ALG. Such plans and arrangements which are subject to the Employee Retirement Income Security Act of 1974 ("ERISA")are referred to hereafter as the "Benefit Plans." The Company has made available to ALG for inspection all annual reports filed on Internal Revenue Service ("IRS") Form 5500 with respect to any Benefit Plans and other reports filed with the Pension Benefit Guaranty Corporation since the inception of such Benefit Plan to the extent applicable.

       With respect to the Benefit Plans:

(a) The Internal Revenue Service has issued, and the Company has made available to ALG for inspection, favorable determination letters with respect to the qualification of all Benefit Plans and all amendments thereto, as currently in effect and as required to be amended to comply with the Tax Reform Act of 1986 and all subsequent legislation and, which are intended to be qualified retirement plans under the Internal Revenue Code of 1986 (the "Code");

(b) None of the Benefit Plans or any assets thereof has engaged in, or been a party to any " prohibited transaction" as defined in ERISA or the Code;

(c) There is no liability arising from the termination or partial termination of any Benefit Plan, except for liabilities as to which adequate reserves are reflected in the Balance Sheet, and there exists no condition presenting a material risk of such liability,

(d) All Benefit Plans have been operated in compliance with ERISA, the Code and other applicable law, and all reports have been filed with respect to the Benefit Plans in accordance with ERISA and the Code.

(e) None of the Benefit Plans is a "multi employer" pension plan which is subject to the Multi Employer Pension Plan Amendment Act of 1980.

(f) The Company has no obligation for the payment of any unfunded or withdrawal liability under any Benefit Plan or other plan listed in
       Section 2.16 of the Disclosure Schedule.

2.17 Employee Compensation. Section 2.17 of the Disclosure Schedule sets forth the names, positions, dates of hire and current compensation, including bonuses and customary commissions, of all present Shareholders



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       and management employees of the Company whose annual compensation was
       $30,000 or more in calendar year 1999 or is expected to exceed $30,000 in calendar year 2000.

2.18 Collective Bargaining, Employment and Non-Competition Agreements. The Company is not a party to any collective bargaining or similar labor agreement. Section 2.18 of the Disclosure Schedule sets forth:

(a)    all consulting agreements to which the Company is a party, and;

(b) all employment, non-competition, non-disclosure and compensation agreements (whether written or oral) with Shareholders or other employees of the Company, together with a copy, or in the case of any oral agreement, a summary, of each such agreement. If a form employment, non-competition or non-disclosure agreement is used, a copy of such form need only be included with a list of all such employees which have signed such form.

2.19 Purchase Orders. All written or oral purchase orders or purchase commitments with an aggregate remaining commitment of $20,000 or more are listed in Section 2.19 of the Disclosure Schedule.

2.20 Accounts Receivable. A complete list of all accounts, notes and other receivables of Company as of September 30,2000, and the aging thereof has been separately delivered to ALG. All such accounts receivable arose in the ordinary course of business and no entitlements to or claims of offset or reduction have been made or exist and, subject to any allowance for doubtful accounts set forth on the Balance Sheet, all such accounts are fully collectible without offset or compromise within 90 days of Closing, except as otherwise disclosed in Section 2.20 of the Disclosure Schedule.

2.21 Licenses and Permits. Section 2.21 of the Disclosure Schedule sets forth a list of, and the Company is in possession of, all licenses, permits and authorizations required for the conduct of the Company's business (the "Permits" ) and the Permits are valid and in full force and effect. Except as set forth in Section 2.21 of the Disclosure Schedule, to the best of its knowledge, the Company is in compliance with all conditions or requirements imposed by or in connection with the Permits and with respect to the conduct of its business and the Company has received no notice and the Company has no knowledge or reason to believe that any authority intends to cancel, terminate or modify any of the Permits or adopt or modify rules and regulations which would adversely affect the Permits. The Company is an FHA approved mortgage or loan correspondent and a VA approved lender.

2.22   Employee Matters. Except as set forth in Section 2.22 of the Disclosure
       Schedule:

(a) The Company is in compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practices and neither the Company nor the Shareholders have knowledge or any reason to believe that any violations of any of said laws have occurred.

(b) All obligations of the Company, whether arising by operation of law, by contract or by past custom, for payments by the Company directly to its employees or to trusts or other funds or to any governmental agency, for employment compensation benefits, workers compensation benefits, accident, sickness and disability benefits, pension, profit sharing and any other retirement benefits, social security benefits, vacation and holiday pay, bonuses and other forms of compensation, or any other benefits, have been paid or adequate accruals therefore have been made on the Balance Sheet, to the best of the Company's knowledge, or, with respect to accruals required from


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       September 30, 2000, through the Closing, have been made in accordance with Company's normal accounting procedures and in compliance with generally accepted accounting principles, consistently applied.

2.23 Taxes and Tax Returns. The Company will, between the date hereof and the Closing Date, and through the date of this Agreement has, duly and timely filed all federal, state and local (United States and all foreign jurisdictions) tax returns required to be filed by it (unless a valid extension therefore has been granted), and all such returns are, or will be when filed, true, complete and correct in all material respects. The Company has, or will have prior to the Closing Date, duly and timely paid or made adequate provision in the Balance Sheet and for the payment of all taxes, assessments and other governmental charges which have been incurred as set forth in the aforementioned tax returns or are otherwise due and payable with respect to periods ending on or prior to the Closing Date. All sales or other excise taxes required through the date of this Agreement to be collected and remitted by the Company have been properly collected and remitted. No tax return filed by the Company is under audit or examination by any taxing authority and there are no applications or agreements for the extension of the time for the filing of any tax return or for the assessment of any amounts of tax nor any consent to an extension of the period of limitations applicable to such assessment or to the collection of any tax. No issue or issues have been raised in connection with any prior or pending inquiry into, or audit of, any tax filings of the Company and the Company has no reason to know of any issues which may be expected to be raised in the future by such taxing authorities and no facts exist or have existed which would constitute grounds for the assessment of any further tax liabilities, which individually or in the aggregate are material with respect to the periods which have not been examined by the IRS or any other state or local taxing authority. The Company has made available to ALG true and complete copies of all federal, state and local (United States and foreign) income tax returns for each of the past three (3) years as set forth in Section
       2.23 of the Disclosure Schedule which it has filed together with copies of all schedules, work papers, elections, tax depreciation schedules and other documents which were used in the preparation of each such tax return. There are no liens for taxes upon the assets of the Company, except for liens for taxes not yet due. As used herein, " taxes" mean:

(a) all net income, gross income, gross receipts, sales, use, transfer, franchise, profits, withholding, payroll, employment, excise, severance, property or windfall profits taxes, or other taxes of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) upon the Company with respect to all periods or portions thereof ending on or before the Closing Date or any extension thereof;

(b) any liability of the Company for the payment of any amounts of the type described in the immediately preceding clause (a) as a result of being a member of an affiliated or combined group.

2.24 Transactions With Affiliates. Except as set forth in Section 2.24 of the Disclosure Schedule and except for compensation or other customary employee benefits provided in the ordinary course of business, since September 30, 2000, the Company has not entered into or been a party to any transaction which provided for payment to or from, or the transfer of, any Company property to or from Shareholders or employees of the Company, to any member of the family of any such person or to any corporation, partnership, trust or other entity in which any such person has an ownership interest or is an officer, director, partner or trustee.

2.25 Compliance with Applicable Law Except as set forth in Section 2.25 of the Disclosure Schedule, the Company is conducting and has conducted its business so as to comply with all applicable laws, ordinances, regulations, decrees and orders, of any governmental entity, including without limitation those specifically referred in Sections 2.21 and 2.22 hereof and all city, county, state and Federal statutes, regulations, laws and ordinances applicable to air or water pollution, environmental protection, soil contamination, hazardous substances (as defined in any of the following statutes which shall be deemed to include, without limitation, asbestos and PCB's), hazardous waste generation, transportation, storage and disposal or other environmental matters including the Resource, Conservation and Recovery Act of 1976, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Toxic Substances Control Act, the Federal Water Pollution Control Act, the Federal Hazardous Substances Act, the Solid Waste Disposal Act and other similar and related Federal and state laws and regulations regulating the protection of the environment, all as amended and effective through the Closing Date, compliance with the National Labor Relations Act as amended, the Welfare and Pension Plans Disclosure Act, the Fair Labor Standards Act and Equal Pay Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Occupational Safety and Health Act of 1970, the Americans With Disabilities Act of 1990, and the Employees Retirement Income Security Act of 1974, and any other law, ordinance, regulation, decree or order, the failure to comply with which might have a material adverse effect on the financial condition, business, properties, reputation, results of operations or prospects of the Company and ALG. None of the Company's operations or assets have contaminated the lands or waters of others with hazardous waste or hazardous substances.

2.26 Relationships with Principal Customers. No customer or client of the Company which accounts for in excess of 10% of its revenues or group of customers which account in the aggregate for in excess of 20% of the revenue of the Company, has expressed any intention to terminate, curtail or otherwise limit their relationship with the Company or the level of business placed with the Company. .

2.27 No Modifications. The Company has not modified any mortgage note or mortgage loan in any respect, nor has it satisfied, canceled, or subordinated the related mortgage note in whole or in part, nor released the mortgaged property in whole or in part from the lien on the related mortgage, nor has it executed any instrument of release, cancellation, modification or satisfaction.

2.28 Employee or Supplier Problems. The Company and Shareholders know of no conflict or problem with any manager or other key employee of the Company that would likely result in the termination or resignation of employment of any such person.

2.29 Court and Governmental Orders. The Company is not a party to, nor are the assets of the Company subject to or bound by or affected by, any provision of any order of any court or other agency of government or any indenture, agreement or other instrument or commitment which adversely affects the operations of the Company.

2.30 General Disclosure Matters. No representation or warranty by the Company or Shareholders contained in this Agreement, the Disclosure Schedule attached hereto or in any statement or certification furnished or to be furnished to ALG or Whitehall pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                      3. REPRESENTATIONS AND WARRANTIES OF
                                ALG AND WHITEHALL

       ALG and Whitehall, jointly and severally covenant, represent and warrant, which representations and warranties shall be true and accurate as of the Closing bate as if such representations and warranties had been made at the Closing Date, with and to the Company and to the Shareholders, their heirs, successors or assigns, as follows:

3.1 Organization. ALG is a corporation duly organized, validly existing and in good standing under the laws of the state of Illinois and duly authorized under its Articles of Incorporation and under applicable laws to engage in the business conducted by it. Whitehall is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is duly authorized under its Articles of Incorporation and under applicable law to engage in the business conducted by it.

3.2    Capitalization. The authorized capital stock of Whitehall consists of:

(a) 200,000,000 shares of Whitehall Common Stock, 132,900,000 of which were issued and outstanding on June 30, 2000, and;

(b) all issued and outstanding shares ofWhitehal1 Common Stock have been duly and validly issued and are fully paid and non-assessable and free of any claim of pre-emptive rights. Except as disclosed or to be disclosed in fi1ings with the SEC or as otherwise disclosed to the Shareholders there are no outstanding rights to purchase or receive, or options, warrants, puts, calls, contracts, commitments or demands of any character relating to Whitehall' s authorized or issued capital stock or which could require the issuance of capital stock by Whitehall.

3.3 Authorization. The respective Boards of Directors of ALG and Whitehall each have approved, or will approve prior to Closing, the execution and delivery of this Agreement and the performance by each of its respective obligations and undertakings hereunder and thereunder and the officers executing this Agreement on behalf of ALG and Whitehall have the authority to do so and upon execution by such officers this agreement shall be the valid and binding obligation of ALG and Whitehall.

3.4 No Violation, Consents and Approvals. Neither the execution nor delivery of this Agreement by ALG or Whitehall nor the consummation of the transactions contemplated hereby and thereby will conflict with, result in a breach of, permit any party to terminate or accelerate the provisions of, or result in the imposition of any lien, encumbrance or restriction upon the property or assets of Whitehall or any of its subsidiaries under:

(a)    he provisions of their respective charters or by-laws;

(b he provisions of any obligation, indenture, agreement, permit or other instrument to which Whitehall or any of its subsidiaries is a party or which Whitehall or any of its subsidiaries holds, or

(c) any statute or law or any order, decree, judgment, rule or regulation of any court or governmental agency or authority having jurisdiction over Whitehall or any of its subsidiaries, except in the case of clause ( c ) where such violations individually or in the aggregate with all such other violations would not have a material adverse effect on the financial condition, business, properties, results of operations or prospects of Whitehall and its subsidiaries considered as a whole. No permit, consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or other person (either governmental or private) is necessary in connection with the execution and delivery by ALG and Whitehall of this Agreement or the consummation by them of the transactions contemplated hereby.

3.5    SEC Filings and Financial Statements.

(a) Whitehall has furnished or, upon filing with the SEC, will furnish to the Shareholders true and complete copies of its Annual Report on Form 10-K for the fiscal years ended 1998 and 1999, as filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the " Act" );

(b) The Whitehall SEC filings did not, or will not, as of their respective dates of filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

(c) Whitehall's Annual Report on Form l0-K for the fiscal years ended 1998 and 1999, contains true and complete copies of Whitehall's audited consolidated Balance Sheets as of 1998 and 1999, audited consolidated statements of income, statements of common stockholder equity and statements of cash flows for each of the years ended 1998 and 1999, respectively, and notes to the consolidated financial statements (collectively, with the audited consolidated Balance Sheet and audited consolidated statements of income, statement of common stockholders' equity and statements of cash flows for the years ended 1998 and 1999, respectively, which have been separately delivered to the Shareholders, the " Whitehall Financial Statements" ). The Whitehall Financial Statements have been prepared from the books and records of Whitehall and present fairly the consolidated financial position of Whitehall and its subsidiaries as at 1998 and 1999, all in conformity with United States generally accepted accounting principles applied on a consistent basis for such periods.

3.6 Whitehall Stock. The Whitehall Common Stock to be issued in exchange for 100% of the Company's shares will, when issued and delivered, be duly authorized, validly issued, fully paid, non-assessable shares of Whitehall Common Stock free of all claims of preemptive rights.

3.7    Litigation. Except to the extent disclosed in Whitehall's SEC filings:

(a) there are no actions, suits, claims, proceedings, investigations or inspections, pending or threatened, against or affecting Whitehall or its subsidiaries which could have a material adverse affect on Whitehall and its subsidiaries considered as a whole and to Whitehall's best knowledge formed after reasonable inquiry there are no matters of litigation or governmental proceedings expected to be brought against it or its subsidiaries which could have a material adverse affect on the financial condition of Whitehall and its subsidiaries considered as a whole.

(b) there are no actions, suits, claims, proceedings, investigations or inspections, pending or threatened, against or affecting ALG or its subsidiaries which could have a material adverse affect on ALG and its subsidiaries considered as a whole and to ALG's best knowledge formed after reasonable inquiry there are no matters of litigation or governmental proceedings expected to be brought against it or its subsidiaries which could have a material adverse affect on the financial condition of ALG and its subsidiaries considered as a whole.

3.8 General Disclosure Matters. No representation or warranty by ALG and Whitehall contained in this Agreement or in any statement or certification furnished or to be furnished to Company or Shareholders pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                4. COVENANTS OF THE SHAREHOLDERS AND THE COMPANY

4.1 Announcements and Communications. Neither the Company nor the Shareholders shall, without the prior approval of Whitehall, make any public announcement or furnish any information to the public concerning the transactions contemplated by this Agreement. The Company and Shareholders shall promptly advise Whitehall of all communications which they receive pertaining to the transactions contemplated by this Agreement, including, without limitation, communications from governmental agencies and authorities.

4.2 Fees for Professional Services. The Company shall pay all fees for professional services rendered to the Company and the Shareholders in connection with the transactions contemplated by this Agreement, including all attorney and accountant fees as operating expenses of the Company. Any unpaid or unbilled professional services to be paid by the Company shall be reflected as liabilities or reserves on the post 1999 Financial Statements.

4.3    Competing Transactions. Until the Closing Date the Shareholders

(a) shall not seek to merge the Company into any entity other than ALG or an affiliate of ALG;

(b) shall not negotiate or entertain any offer with respect to the sale of all or part of the shares in the Company or substantially all of the Company's assets, and;

(c) shall not, and shall not authorize or pern1it any Shareholder employee, investment banker, attorney, accountant or other representative to, solicit or encourage the making of any proposals reasonably expected to lead to the acquisition of all or part of the capital stock of the Company or substantially all of the Company's assets. The Company and Shareholders shall promptly notify ALG and Whitehall in writing of any such proposal.

4.4 Conduct of Business Pending the Closing. The Shareholders and Company covenant and agree that, prior to the closing, unless ALG or Whitehall shall otherwise agree in writing or as otherwise expressly permitted or contemplated by this Agreement that:

(a) the business of the Company shall be conducted only in the ordinary course and consistent with past practice and the Company shall not:

       (i)    make any material change in its operations, or

       (ii) purchase or sell any significant properties or assets outside of the ordinary course of business or which would result in the Company owning in the aggregate an amount of properties and assets less than the aggregate amount of properties and assets owned by the Company on the date hereof;

(b) the Company shall not make or commit the Company to make any payment in cash or property in respect of any of its Shareholders ' interests, except for payments due to Shareholders for their personal loan production and for normal distribution of net profits in accordance with past practices of the Company;

(c) the Company shall not amend its respective Articles of Incorporation and/or By-Laws, except for amendments to its By-Laws necessary to authorize this transaction, create or sell any additional portions of Shareholders' interests, incur any indebtedness, repurchase, retire or cancel any of its present Shareholders' interests, cancel or decrease any existing insurance coverage or modify any existing contract agreement, commitment or arrangement with respect to any of the foregoing;

(d) the Company shall use its best efforts to preserve intact its business organization, to keep available the services of its current managers and key employees, and to preserve the goodwill of those having business relationships with it;

(e) the Company shall not make any capital expenditures or commitments for capital expenditures which individually exceed $5,000 or which in the aggregate exceed $25,000;

(f) the Company shall not make any additional commitments or contracts with lenders or investors unless such commitments or contracts are with the same quality of lender or investor on substantially the same terms and for the same pricing considerations as are in existence with the Company's current lender or investor, and a list of all such new lender or investor contracts will be delivered to ALG prior to Closing;

(g) other than in the ordinary course of business and consistent with past practice, the Company shall not waive any rights of substantial value or make any payment, direct or indirect, of any material liability of the Company before the same comes due in accordance with its terms,

(h) the Company shall not borrow any money or lease, mortgage, encumber or otherwise grant any interest in any of its assets or properties, except for liens for current taxes not yet due and liens or encumbrances that are not substantial in amount and do not materially detract from the value or impair the use of the property subject thereto;

(i) the Company shall, at all times up to .and including the Closing Date or any extension thereof, maintain its existing insurance coverage of all types in effect or procure substantially similar substitute insurance policies with financially sound and reputable insurance companies in at least such amounts and against such risks as are currently covered by such policies; and

(j) the Company shall not agree, in writing or otherwise, to take any of the actions prohibited by the foregoing clauses (a) through (i).

4.5 Notice of Certain Actions. The Company shall promptly notify ALG, of any actions, suits, claims, investigations, or proceedings commenced or, to the best of its knowledge, threatened against, relating to or involving or otherwise affecting the Company which, if pending on the date hereof, would have been required to have been disclosed in writing pursuant to this Agreement.

                        5. COVENANTS OF ALG AND WHITEHALL

5.1 Announcements and Communications. Neither ALG nor Whitehall shall, without the prior approval of the other parties, which approval shall not be unreasonably withheld or delayed, make any public announcement or furnish any information to the public concerning the transactions contemplated by this Agreement prior to Closing unless such announcement or furnishing of information is necessitated by SEC rules and regulations, Federal securities laws or other applicable laws, as reasonably determined by counsel for Whitehall. Whitehall shall promptly advise the Company and Shareholders of all communications which it receives pertaining to the transactions contemplated by this Agreement, including, without limitation, communications from governmental agencies and authorities.

5.2 Corporate Transactions. Until the Closing Date, neither ALG nor Whitehall shall, and neither shall authorize or permit any manager, employee, investment banker, attorney, accountant or other representative to, solicit or encourage the making of any proposals reasonably expected to lead to the acquisition of all or substantially all of the capital stock of Whitehall or substantially all of Whitehall's assets. Whitehall shall promptly notify the Shareholders in writing of any such proposal.

                            6. WHITEHALL COMMON STOCK

6.1 Whitehall Common Stock to be Issued. The Whitehall Common Stock to be issued at closing to the Shareholders and additional Whitehall stock issued pursuant to this Agreement, including Exhibit A, will not be registered under the Securities Act of 1933 (the " Act" ) at the time of issuance and will be issued pursuant to an exemption from registration. As a result, such shares must be held indefinitely unless subsequently registered under the Act or unless an exemption from such registration is available. Neither ALG nor Whitehall assumes obligation to register the shares of Common Stock except as provided below. In certain circumstances, sales of the Common Stock may be made in reliance upon SEC Rules 144 and 145 pursuant to the terms and conditions of those rules. Whitehall will supply the holders of such Common Stock with such information as is necessary to enable them to make sales of the Common Stock under SEC Rules 144 and 145.

6.2 Restrictive Legend. The certificates for shares issued pursuant to this Agreement will each bear a legend substantially as follows:

       The securities represented by this Certificate have not been registered under the Securities Act of 1933 or the laws of any state and may not be transferred in the absence of (a) an effective registration statement for the securities under the Securities Act of 1933 and applicable state laws or (b ) an opinion of counsel to Whitehall that such registration is not required.

6.3 Information. The Company and Shareholders acknowledge receipt of the documents filed by Whitehall with the SEC and enumerated in Section 3.5 herein. The Shareholders acknowledge the willingness of Whitehall to provide appropriate officers to answer any questions that the Shareholders have had with respect to the contents of the above listed documents.

                       7. ALG AND WHITEHALL DUE DILIGENCE

7.1    Due Diligence.
       --------------

(a) ALG and Whitehall Due Diligence. During the period prior to the Closing Date, the Company and the Shareholders will give to ALG and Whitehall and their counsel, accountants, actuaries and other expert persons and other representatives, full access, during normal business hours, to the Company's and Shareholders (to the extent such items are used by the Company in its business) assets, properties, books, contracts, commitments and other records (including computer files, retrieval programs and other documentation relating to the Company's business) and will furnish ALG and Whitehall or such representatives, with all such information and data concerning the affairs of the Company as ALG or Whitehall or such representatives reasonably may request for the purposes of verifying the representations and warranties made herein and further investigating the business and affairs of the Company prior to the Closing, and in furtherance thereof, the Company will permit ALG and Whitehall, together with their representatives, in a manner approved by the Company, to make contact with members of management, and with such other persons, firms or corporations with which the Company has been conducting business. The performance of the due diligence of ALG and Whitehall or the acquisition of information by ALG and Whitehall shall not relieve the Company or the Shareholders from any representation, warranty or covenant made by the Company or the Shareholders in this Agreement.

(b) Shareholder's and the Company's Financial Due Diligence. During the period prior to the Closing Date, ALG and Whitehall will give to the Shareholders and the Company and their counsel, accountants, actuaries, and other expert persons and other representatives full access, during normal business hours, to ALG's and Whitehall's assets, properties, book, contracts, commitments, and other records, including computer files, retrievable programs and other documentation relating to ALG's and Whitehall's business and will furnish the Company and the Shareholders or such representatives, with all such information and data concerning the affairs of ALG and Whitehall as the Company and the Shareholders or such representatives reasonably may request for the purposes of verifying the representations and warranties made herein and further investigating the business and affairs of ALG and Whitehall prior to the Closing, and in furtherance thereof, ALG and Whitehall will permit the Company and the Shareholders, together with ALG's and Whitehall's representatives, in a manner approved by the ALG and Whitehall, to make contact with members of management, and with such other persons, firms or corporations with which ALG and Whitehall have been conducting business. The performance of the due diligence of the Company and the Shareholders or the acquisition of information by the Company or the Shareholders shall not relieve ALG or Whitehall from any representation, warranty or covenant made by the Shareholders in this Agreement.

7 .3 Supplemental Disclosure. The parties shall each have the .continuing obligation to promptly supplement or amend the Disclosure Schedules with respect to any matter hereafter arising or discovered which, if existing or known at the date hereof, would have been req4ired to be set forth or described in the Disclosure Schedules; provided, however, that for the purpose of the rights and obligations of the parties hereunder, any such supplemental or amended disclosure shall not be deemed to have been disclosed as of the date hereof unless so agreed to in writing by the parties.

                             8. CONDITIONS PRECEDENT

8.1 Conditions Precedent to ALG's and Whitehall's Obligations. The performance of the obligations of ALG and Whitehall under this Agreement are subject, at the election of Whitehall to the fulfillment or written waiver of each of the following conditions on or before the Closing:

(a) All proceedings taken in connection with the transactions contemplated by this Agreement and all instruments and documents required in connection therewith or incident thereto shall be reasonably satisfactory in form and substance to Whitehall.

(b) The representations and warranties of the Company and Shareholders contained in this Agreement, the Disclosure Schedule or in any certificate or document delivered to ALG or Whitehall pursuant hereto shall be true and correct on the date hereof and shall be deemed to have been made again on the Closing Date and speak as of the Closing and shall then also be true and correct, subject to any changes and exceptions thereto which are contemplated in this Agreement or consented to in writing by ALG or Whitehall.

(c) There shall have been obtained the written consents, in form and substance reasonably satisfactory to ALG, of each party whose consent to the transactions contemplated hereby is required.

(d) No bona fide litigation or proceeding shall be pending or threatened to restrain, set aside or invalidate the transactions contemplated by this Agreement.

(e) The Company shall have delivered to ALG and Whitehall full financial statements for the fiscal year ended December 31, 1999, and the current year prior to the Closing Date with full supporting documentation in form satisfactory to ALG and Whitehall.

(f) The Company shall have delivered to ALG and Whitehall the documents required to be delivered hereunder, including those to be delivered at the Closing pursuant to Section 9.1 hereof.

8.2 Conditions Precedent to the Shareholders Obligations. The perforn1ance of the Shareholders and the Company under this Agreement is subject, at the election of the Shareholders, to the fulfillment or written waiver of each of the following conditions on or before the Closing:

(a) All proceedings taken in connection with the transactions contemplated by this Agreement and all instruments and documents required in connection therewith or incident thereto shall be reasonably satisfactory in form and substance to the Shareholders.

(b ) The representations of ALG and Whitehall contained in this Agreement or in any certificate or document delivered to Shareholders pursuant hereto shall be true and correct on the date hereof and shall be deemed to have been made again on the Closing Date and shall speak as of the Closing and shall then be true and correct subject to any changes and exceptions thereto which are contemplated in this Agreement or consented to in writing by the Shareholders.

(c) There shall have been obtained the written consents, in form and substance reasonably satisfactory to the Shareholders, of each party whose consent to the transactions contemplated hereby is required.

(d) No bonafide litigation or administrative procedure shall be pending or threatened to restrain, set aside or invalidate the transactions contemplated by this Agreement.

(e) ALG and Whitehall shall have delivered to the Shareholders at the Closing the documents required to be delivered hereunder, including those to be delivered at the Closing pursuant to Section 9.1 hereof.

                     9. DOCUMENTS TO BE DELIVERED AT CLOSING

9.1 Documents to be Delivered by the Company or the Shareholders at the Closing. At the Closing, the Company or Shareholders shall deliver to ALG and Whitehall:

(a) The written consents, in form and substance reasonably satisfactory to ALG and Whitehall, of each party whose consent to the transactions contemplated hereby is required, including consents of the Shareholders to the admission of ALG as a substitute for the Shareholders of the Company and assignments of the Company shares to ALG .

(b) Custody to all of the Company's books, records, papers and other documents including minute books.

(c) Copies of the Articles of Incorporation of the Company and all amendments thereto as certified by the State of Indiana and a copy of the By-Laws certified by the Shareholders.

(d) Certificate of Good Standing issued by the State of Indiana for MGL and MFSI, dated within ten ( 10) days of the Closing Date.

(e) The Employment Agreement as provided in Section 1.2 and Exhibit A of this Agreement, executed by the respective employees.

(f) The documents set forth in Section 8.1 to be delivered by the Company and the Shareholders and such other certificates and documents as ALG or Whitehall may reasonably request.

9.2 Documents to be Delivered by ALG and Whitehall at the Closing. Within fifteen days (15) of closing, ALG and Whitehall shall deliver to the Company and Shareholders:

(a) Certified copies of the respective resolutions of the Board of Directors of ALG and Whitehall approving this Agreement and authorizing the transactions contemplated hereby and, in the case of Whitehall, authorizing the issuance of the shares of Whitehall Common Stock to be exchanged for the Shareholders interests in the Company.

(b) Confirmation of the transfer of the Whitehall Shares to Shareholders as described in Sections 1.2 and 1.3 herein. Whitehall will submit a letter of instruction to the transfer agent. The transfer agent will then make arrangements to have the Whitehall Shares certificates to be issued directly to Shareholders.

(c) The Employment Agreement as provided in Section 1.2 and Exhibit A executed by ALG .

(d) The documents set forth in Section 8.2 to be delivered by ALG and Whitehall and such other certificates and documents as the Shareholders may reasonably request.

                               10. INDEMNIFICATION

10.1 Survival of Rel2resentations and Warranties. All of the terms and conditions of this Agreement, together with the warranties, representations and covenants contained herein or in any instrument or document delivered or to be delivered pursuant to or in connection with this Agreement, shall survive the execution of this Agreement and the Closing notwithstanding any investigation or due diligence heretofore or hereafter made by or on behalf of any party hereto, provided, however, that (i) the agreements set forth in Articles 6, 10 and 11 hereof shall continue and survive until all obligations set forth therein shall have been performed and satisfied, and (ii) all other representations, warranties and agreements, including but not limited to, the agreements of ALG, Whitehall and Shareholders to indemnify one another set forth in
       Article 10 hereof, shall terminate on the six (6) year anniversary of the date of termination of this Agreement except (a) as to matters with respect to which a party shall have given written notice of any claim within such period and (b ) as to the matters set forth in Sections 2.25 and 2.27 which shall continue and survive until such time as the applicable statute of limitations or tolling period for such acts, laws, regulations or agreements shall have expired. Notwithstanding the above limitations, indemnification for matters fraudulently misrepresented, omitted or otherwise concealed by any party hereto shall extend indefinitely or until the applicable statute of limitations period has expired.

10.2   Indemnification.

(a) Subject to the following provisions of this Article 10, commencing on the Closing Date, the Shareholders shall defend, indemnify and hold harmless, ALG, Whitehall and any of their respective officers, directors, employees and affiliates, from any and all claims, damages, losses, liabilities, costs or expenses (including, without limitation, amounts paid in settlement, reasonable attorneys' fees and costs of investigation), whether fixed or contingent, matured or unmatured, liquidated or unliquidated, which any of them may incur or suffer as a result of or arising out of any breach of the representations, warranties, covenants or agreements of the Company or the Shareholders set forth in this Agreement and for which a claim has been made during the applicable periods hereunder except for those claims, or portion of a claim, which are covered by insurance maintained by the Company prior to Closing.

(b) Subject to the following provisions of this Article 10, commencing on the Closing Date, ALG and Whitehall, jointly and severally, shall indemnify and hold the Shareholders harmless from any claim, damage, loss or expense (including, without limitation, amounts paid in settlement, reasonable attorneys' fees and costs of investigation), whether fixed or contingent, matured or unmatured, liquidated or unliquidated, which they may incur or suffer as a result of or arising out of any breach of the representations, warranties, covenants or agreements of ALG and Whitehall, set forth in this Agreement for which a claim has been made during the applicable periods hereunder except for those claims, or portion of a claim, which are covered by insurance maintained by the Company prior to Closing.

(c) Except as specifically set forth in this Agreement, the indemnification provisions contained in this Article 10 shall be the exclusive basis for the assertion of claims or the imposition of liability by one party against another party to this Agreement arising from actions or claims resulting from the breach or default of any representation, warranty, covenant or agreement contained herein. This Article 10 shall not, however, be the exclusive basis for asserting claims arising from any subsequently entered into document or agreement.

                             11. CERTAIN AGREEMENTS

11.1 Confidential Information. In the event the transactions contemplated by this Agreement are not consummated, each party hereto will hold all non-public confidential information which it obtained from the other parties hereto in the course of negotiating this Agreement, which it did not previously know or which was not previously in the public domain, confidential; no party will directly or indirectly use such information until the same shall become in the public domain (other than by disclosure by a party hereto receiving such information for use pursuant hereto ), and each party will return to the applicable party all documents, objects and records obtained from such other party pursuant hereto which are not in the public domain.

11.2 Destruction of Assets. Notwithstanding any other provision of this Agreement, if, on or prior to the Closing Date, any of the assets or other material properties of the Company or the Shareholders used in the Company's business have suffered loss or damage on account of fire, flood, accident, act of war, civil commotion, or any other cause or event beyond the reasonable power and control of the Company to an extent which materially adversely affects the value of the Company, ALG shall have the right, at its election, exercisable not later than ten (10) days after it receives notice of such loss or damage, either to consummate the transaction contemplated by this Agreement, or, in lieu of every other right or remedy whatsoever, to terminate this Agreement or amend this Agreement with the consent of the Shareholders. In the event ALG terminates this Agreement, all parties shall be released from liability hereunder except as set forth in Section 11. 1 herein. In the absence of a contrary election, it shall be presumed that ALG has elected to complete the transaction hereunder. If the transaction hereunder is closed, there shall be no adjustment in the Purchase Price payable hereunder as a result of such loss or damage unless agreed upon in writing by the parties prior to Closing, and ALG shall then be entitled to retain all insurance proceeds and correct the damage itself through use of insurance proceeds and other funds available to it.

11.3 Termination. Except for those obligations set forth in Section 11. 1 herein which shall not terminate, either ALG or the Company may, under circumstances provided herein, as applicable, on or prior to the Closing Date, terminate this Agreement without liability as set forth below (provided the terminating party is not responsible for the event which permits termination hereunder):

(a) By ALG or the Shareholders, if a bona fide action or proceeding brought by a person not a party to this Agreement is pending wherein an unfavorable judgment, decree or order would prevent or make unlawful the carrying out of the transaction contemplated by this Agreement,

(b) By ALG or WTHL if, following examination by it of all matters set forth in Section 7.1 or following completion of all other acts necessary to accomplish its due diligence, should it be determined by ALG or WTHL in its reasonable discretion that the nature of the Company's business, assets, inventory, financial condition, the condition of the real estate, improvements or other matters material to this Agreement are substantially not as represented by the Company and the Shareholders then consistent with the acknowledgment of the parties that ALG or WTHL executed this Agreement based upon the representations of the Company and the Shareholders, without the opportunity of fully examining the Company's business, assets and other factors, ALG and WTHL shall have the right to terminate this Agreement without any liability whatsoever upon written notice to the Shareholders, which notice shall be sent at any time prior to the Closing Date;

(c) By ALG or the Shareholders if any governmental body or agency having jurisdiction and authority to prevent consummation of the transactions required hereunder, has formally asserted that consummation of such transaction violates or would violate any applicable law, or any rule or regulation of such body or agency; or

(d) By ALG or the Shareholders if any condition precedent to the obligation of such party to consummate the transaction has not been satisfied or waived.

(e) In no event will the party entitled to terminate this Agreement pursuant to this Section 11.3 be liable to the other party for money or other damages (liquidated or otherwise) for failure to consummate the transactions contemplated in this Agreement for any reason set out in this Section 11.3.

                                12. MISCELLANEOUS

12.1 Shareholders Actions. Wherever an act under the Agreement is required to be done by the Shareholders as a group or a waiver is to be granted by the Shareholders as a group, the signatures of one (1) out of the two (2) Shareholders shall constitute action for or on behalf of all of the Shareholders.

12.2 Expense. Except as provided for herein, each of the parties hereto shall bear all expenses incurred by it in connection with this Agreement and in consummation of the transactions contemplated hereby and in preparation therefor. ,

12.3 Notices. All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be deemed duly given if mailed by registered mail, postage prepaid, return receipt requested, or by Federal Express or similar overnight delivery service, or if delivered personally, at the following addresses pending the designation of another address in accordance with the provisions hereof.

(a)    If to ALG:

       Alternative Lending Group, Inc.
       1430 E. Missouri, Suite 125
       Phoenix, Arizona 85014
       Attention: President

       With a copy to:

       Jeffery J. Hernandez, Esq.
       Law Office of Jeffery J. Hernandez
       5060 N. 401h St., Suite 220
       Phoenix, AZ 85018

(b)    If to Whitehall:
       Whitehall Enterprises, Inc.
       1825 Ponce de Leon Blvd., Suite 138
       Coral Gables, FL 33134
       Attention: Luis Alvarez

       If to Shareholders:
       Scott J. Weaver                                    Michael L. Beasley
       8350 Union Chapel Rd.                              1054 Churchill Ct.
       Indianapolis, IN 46240                             Indianapolis, IN 46280

       With a copy to their attorney:

       Thomas Blackwell, Esq. Kightlinger & Gray
       151 N. Delaware 8t., #660
       Indianapolis, IN 46204

       All deliveries required to be made or received from the Company, ALG or Whitehall shall be satisfied by delivery or receipt from the Company, ALG or Whitehall and from the Shareholders by delivery or receipt by one of the Shareholders.

12.3 Entire Agreement. This Agreement and the other exhibits attached hereto contain all the terms agreed upon between the parties with respect to the subject matter hereof and supersede all prior agreements, arrangements and communications, whether oral or written. This Agreement may not be changed or modified, except by agreement in writing, signed by all of the parties hereto.

12.5 Headings. The headings of the Sections of this Agreement are for convenience of reference only and shall not be deemed to explain, limit or amplify the provisions hereof.

12.6 Successors in Interest. Except as otherwise specifically provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, personal representatives, successors and assigns.

12.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall be deemed but one and the same instrument.

12.8 Governing Law. This Agreement shall be construed and interpreted in accordance with and governed in all respects by the laws of the State of Arizona and venue is proper only in Maricopa County, Arizona.

12.9 Brokerage. The Company, the Shareholders, ALG and Whitehall represent and warrant that all negotiations relative to this Agreement have been carried on by them directly between the parties without the intervention of any person or firm, and the Company, Shareholders, ALG and Whitehall shall each indemnify the others and hold them harmless against and in respect of any claim for brokerage, finders fees, or other fees or commissions relative to this Agreement or to the transactions contemplated hereby caused by their actions relative to brokerage or similar fees.

12.10 Waiver. At any time prior to Closing, the parties hereto, by action taken by the Board of Directors of ALG and Company pursuant to its By-laws, may:

(a) extend the time for the performance of any of the obligations or other acts of the other parties hereto;

(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and;

(c) waive compliance with any of the agreements or conditions contained herein to the extent permitted by law. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party .

12.11 Remedies for Breach. Specific Performance. Each of the parties acknowledges and agrees that the other party or parties would be irreparably damaged in the event any covenant or agreement contained in this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each of the parties will be entitled, without bond or other security, to an injunction or injunctions to prevent breaches of the covenants or agreements contained in this Agreement and to enforce specifically this Agreement and the covenants and agreements contained herein or therein in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction, in addition to any other remedy to which such party may be entitled, at law or in equity .Each party agrees that should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including money damages, for breach hereof as a result of such holding or order.

12.12 Severability .If any provision of this Agreement or any exhibit attached hereto or the application hereof to any party or circumstance is deemed invalid, illegal or unenforceable to any extent, the remainder of this Agreement including its exhibits and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

12.13 Litigation/Attorney's Fees. In the event a party should bring a lawsuit to enforce the terms of this Agreement, the prevailing party or parties in such action shall be entitled to recover their reasonable attorneys' fees and costs (including costs of expert witnesses) to be determined by the court.

12.14 Construction. This Agreement is to be deemed to have been prepared jointly by the parties hereto after arms-length negotiations, and any uncertainty or ambiguity existing herein shall not be interpreted against any party, but according to the application of the rules of interpretation of contracts.

12.15 Independent Advice of Counsel. Each party hereto acknowledges that each has sought the independent advice of their own counsel with respect to this Agreement and the potential consequences for and issues relating to entering into this Agreement, including, but not limited to, tax consequences, and securities issues.

       IN WITNESS WHEREOF, the Company, Shareholders, ALG and Whitehall each has caused this Agreement to be duly executed in its name and on its behalf, all as October 3,2000.

WHITEHALL ENTERPRISES, INC.
a Delaware corporation,

BY:    _________________________
       Name:
       Title:
ALTERNATIVE LENDING GROUP,
an Illinois corporation, "ALG"

BY:    _________________________
       Name:
       Title:
 MiB GROUP, LTD.,
an Indiana corporation, "the Company"

BY:    _________________________
       Name:
       Title:
MiB FINANCIAL SERVICES, INC.,
an Indiana corporation, "the Company"

BY:    _________________________
       Name:
       Title:


       -------------------------
       Scott J. Weaver, "Shareholder"



       -------------------------
       Michael Beasley, "Shareholder"

                                    EXHIBIT A

                              EMPLOYMENT AGREEMENT

This Employment Agreement ("the Agreement") is entered into between MiB Group, Ltd., an Indiana corporation ("MGL"), and Michael Beasley ("Beasley").

MGL agrees to employ Beasley and Beasley agrees to employment by MGL on the following terms and conditions:

I.     Position.
       ---------

MGL employs Beasley as Vice President of MGL.

2.     Duties.
       -------

Beasley's primary responsibility will be to oversee and manage all of MGL's operations and to act as a liaison between MGL and Alternative Lending Group ("ALG"), the parent company of MGL. His responsibility is to ensure that the personnel of MGL's marketing, processing and sales departments fully understand the departments' respective responsibilities and comply with their respective terms that they work together to achieve the goals of the company consistent with any loan productions and revenue projections submitted to and approved by the President of ALG.

3.     Term of Employment.
       -------------------

The employment will begin on the 3 day of October , 2000 and shall continue through 10/03 , 2005. In the absence of written notice of non-renewal of this Agreement by either of the parties no later than sixty (60) days prior to the end of the term of this Agreement, the Agreement shall be renewed for an additional period of one year. Thereafter, this contract shall be subject to termination by a similar notice given to the other party not later than sixty
(60) days before the expiration of each year of the contract in the absence of which the contract will continue to be renewed for additional one year periods of time.

4.     Compensation.
       -------------

A. MGL shall pay to Beasley an annual salary of $75,000.00 payable in bi-monthly installments on the first day and the 15th day of each month.

B. Taxes. All salaries and bonuses shall be paid less required state and federal withholding of income and payroll taxes.

5.   Profitsharing and Bonus.
     ------------------------

MGL shall pay Beasley a quarterly bonus, which shall be based upon the quarterly net profit of the MGL Marketing Division (the " TM Division") and the ALG Indianapolis mortgage operation (the "IN Retail Division"). In order for Beasley to earn a quarterly bonus, the TM Division must maintain an average base production level of eighty thousand dollars ($80,000.00) in gross revenues per month, (the "Goals"). The TM Division and the IN Retail Division will consist of the present operations of the TM Division and the IN Retail Division. Net profit shall be determined utilizing generally accepted accounting principles consistent with the periodic financial reporting required by the Securities and Exchange Commission. In calculating the net profits of the TM Division and the IN Retail Division, the salary and benefits of Beasley shall be deemed expenses of the division. The following shall be the net profits and the percentages of each increment of those profits to be paid as a bonus to Beasley provided the Goals are met:

         QUARTERLY PROFITS                                RATE OF PROFITSHARING
         -----------------                                ---------------------

         $30,000 -75,000                                        10%

         75,001 -100,000                                        12%

         100,001 -130,000                                       15%

         130,001 -175,000                                       18%

         175,001 and up                                         20%

Any bonuses shall be paid in two equal payments over the two pay periods following the end of each quarter .

6.   Full-time Employment.
     ---------------------

Beasley will devote his efforts full-time to the business of MGL and ALG, which shall include whatever time is necessary to accomplish Beasley's duties. Beasley will not engage in any other business activity of any kind for any purpose. Beasley may make personal investments in other businesses or ventures, provided those investments do not require active involvement by Beasley in the operation of those businesses or investments and provided those personal investments are not in businesses or ventures competing with MGL and/or ALG. Beasley acknowledges that he has a duty of loyalty to MGL and ALG once employed.

7.   Medical and Hospital Insurance.
     -------------------------------

Beasley shall be covered at MGL 's expense by such medical and hospital insurance program in which other executive or managerial employees of MGL are included. Beasley may include members of his family on such coverage at his expense.

8.     Vacation.
       ---------

Beasley will be entitled to a yearly paid vacation of two (2) weeks.

9.     Sick Leave.
       -----------

Beasley shall be entitled to ten ( 10) business days of sick leave per year at full salary ("sick days"). These sick days shall expire at the end of each year of employment if not used and shall not rollover to subsequent years, with no payment for days unused.

10.    Automobile.
       -----------

MGL will pay or reimburse Beasley (at MGL '5 sole discretion) a total not to exceed $600.00 per month to pay for the rental or purchase of an automobile for his use in connection with his employment duties and/or to pay for collision, liability , and comprehensive insurance coverage for any such vehicle.

11.    Termination of Agreement.
       -------------------------

A. Either party may terminate this Agreement at any time, with or without cause, upon 90 days' written notice to the other party .

B. Notwithstanding Sections 3 and 11(A) of this Agreement, this Agreement shall be immediately terminable under the following conditions:

       i. If MGL or ALG ceases to do business, or otherwise terminates its business operations or if there is a material change in control of or ALG; or

       ii. If MGL shall fail to secure or renew any license, permit, authorization or approval of the conduct of its business in any significant county or area of the country to be managed by Beasley for reasons enumerated in Section 11 ( c) hereof, or if any such license, permit, authorization or approval is revoked or suspended; or

       iii. If MGL breaches any provision of this Agreement and fails to fully cure such breach within 30 days of written notice from Beasley describing the breach; or

       iv. If MGL, ALG and/or Whitehall Enterprises, Inc. ("Whitehall"), the parent company of ALG, shall seek protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against MGL, ALG and/or Whitehall.

C. Notwithstanding Sections 3 and 11 (A) of this Agreement, this Agreement shall be immediately terminable by MGL for cause, which shall include, without limitation, one or more of the following:

       i. Failure of Beasley to perform his duties per this Agreement. In the event that .MGL desires to exercise its right to terminate this Agreement, MGL must first give Beasley a written notice setting forth the specific deficiencies in Beasley's performance. In such event, Beasley shall have ten ( 10) days from receipt of the written notice to correct such deficiencies to MGL's satisfaction.

       ii. Beasley's disability, defined as a substantial inability to perform his duties for a period of more than ninety (90) calendar days.

       iii.   Misappropriation of MGL 's property or funds.

       iv. Beasley's unfitness to perform his duties on behalf of MGL and/or ALG due to abuse of alcohol, use of illegal drugs or adjudication of a felony.

       v.     Insubordination.

       vi. Beasley's commission of fraud, consumer fraud, conversion, theft or any unlawful taking of MGL, ALG or client property or conspiracy to commit any of the foregoing.

       vii. Gross negligence and/or recklessness in handling, managing or overseeing operations and accounts of MGL and/or A.LG.

       viii.  Beasley's breach of duty of loyalty to MGL and/or ALG.

       D. Upon termination of this Agreement by either party or naturally at the end of the term:

       i. All rights and benefits of Beasley hereunder and all obligations of MGL hereunder shall terminate, except Beasley's rights to payment of salary and bonuses accrued prior to termination of this Agreement. Beasley specifically waives any rights to payments of any bonuses upon termination of this Agreement in the event that he is terminated pursuant to Section II ( c ).

       ii. Beasley will immediately return to MGL all Proprietary Information (as defined below) in Beasley's possession, custody or control in whatever form held (including copies or embodiments thereof relating thereto) upon termination of this Agreement or at any time or from time to time upon written request by MGL.

       iii.Except as otherwise provided herein, and not including termination of salary and bonuses, the provisions of this Agreement shall remain in effect after termination (including, without limitation, the natural expiration hereof).

12.    Proprietary Information; Proprietary Rights.
       --------------------------------------------

A. Beasley acknowledges that, in the course of performing his duties under this Agreement, he may obtain information relating to products and services of MGL, ALG and/or Whitehall which are of a confidential and proprietary nature ("Proprietary Information"). Such Proprietary Information may include, without limitation, confidential information as defined in Section 14 of this Agreement, computer codes, trade secrets, know-how, inventions, techniques, processes, programs, algorithms, schematics, data, customer lists, financial information and sales and marketing plans. Beasley is responsible for ensuring that he and all of MGL's employees and agents shall, at all times, both during and after the term of this Agreement keep in trust and confidence all such Proprietary Information, and shall not use such Proprietary Information other than in the course of MGL's, ALG's, Whitehall's or Beasley's duties as expressly provided in this Agreement; nor shall Beasley or his subordinates or agents disclose any such Proprietary Information to any person without ALG's prior written consent. Beasley acknowledges that any such Proprietary Information received by Beasley shall be received as a fiduciary of MGL, ALG and/or Whitehall. Beasley shall not be bound by this Section 12(A) with respect to information Beasley can document (i) at the date hereof has entered or later enters the public domain as a result of no act or omission of Beasley or employees or agents of MGL, ALG or Whitehall or (ii) is lawfully received by Beasley from third parties without restriction and without breach of any duty of nondisclosure by any such third party .

B. Beasley agrees (i) not to create- or attempt to create, by reverse engineering or otherwise, the source code or internal structure of any of MGL's, ALG's or Whitehall's software products or any part thereof from the object code or from the information made available to him, (ii) not to remove any product identification or notices of any proprietary or copyright restrictions from such software/hardware products or any support material, (iii) not to list or otherwise display or copy the object code of any software product, and (iv) not to copy the software products, develop any derivative works thereof or include any portion thereof in any other software program, and (v) prior to disposing of any media or apparatus, to destroy completely any Proprietary Information contained therein.

13.    Non- Solicitation of Employees.
       -------------------------------

       During the term of this Agreement and for twenty-four (24) months after its termination, Beasley shall not directly or indirectly, for himself, on behalf of, or in conjunction with any other person, company, partnership, corporation, or other entity, seek to hire any of MGL's personnel or employees for the purpose of having such employee engage in services that are the same, similar, or related to the services that MGL or any employee thereof provides.

14.    Confidential Information.
       -------------------------

       For the purposes hereof, confidential information shall include any trade secrets, knowledge, or information with respect to methods of operation, marketing, technology , sales, financial information and sources of funding; any operating procedures or techniques; any business methods or forms; any business policies or other information related to the foregoing subjects (the

       "confidential information"). Beasley shall maintain in strict confidence all confidential information, whether or not patentable or copyrightable, relating to the business of MGL, ALG and/or Whitehall, and Beasley shall not, unless first authorized in writing by ALG, disclose, or use for Beasley' benefit or for the benefit of any person, firm or entity at any time either during or subsequent to the term of Beasley' employment, any confidential information, except as required in the performance of Beasley's duties on behalf of MGL.

15.    Reimbursement of Business Expenses.
       -----------------------------------

       MGL shall reimburse Beasley for any reasonable expenses incurred by Beasley in the course and scope of his employment with MGL for the benefit of MGL, ALG and/or Whitehall. Such reasonable expenses shall include, but not be limited to, cellular phone charges, travel, meals, room and board and any reasonable incidental charges incurred in the course and scope of employment. MGL shall have sole discretion to determine reasonableness of expenses incurred.

16.    Applicable Law.
       ---------------

       This contract shall be deemed to have been entered into in Arizona regardless of where executed and shall be construed and enforced in accordance with Arizona law without reference to conflicts of the laws principles. .

17.    Venue and forum.
       ----------------

       Venue and forum for any dispute between the parties hereto are proper only in Maricopa County , Arizona.

18.    Attorneys' Fees.
       ----------------

       In the event either party shall bring action to enforce the terms of this Agreement, the prevailing party in such action shall be entitled to his or its reasonable attorneys' fees and costs, including without limitation court costs, expert witness fees and paralegal fees1 as the case may be, with said sums to be fixed by the court or arbitrator .

19.    Arbitration of Disputes.
       ------------------------

       Notwithstanding injunctive relief, in the event of a dispute arising out of this Agreement, such dispute shall be resolved by arbitration. Either party may demand arbitration in accordance with the then-governing rules of the American Arbitration Association ("AAA"). A single arbitrator shall be selected in accordance with AAA rules from the arbitrators proposed by the AAA and all proceedings shall be conducted in accordance with AAA rules.

20.    Complete Agreement.
       -------------------

       This Agreement constitutes the entire agreement between the parties and supersedes any prior agreement between the parties whether oral or written. This Agreement may be modified only in writing.

21.    Waiver.
       -------

       No delay or failure by MOL to exercise or enforce any right hereunder and no partial or single exercise of any such right shall constitute a waiver of that or any other right unless expressly waived in writing.

22.    Severability.
       -------------

If any provision of this Agreement or the application thereof to either party or circumstance is deemed invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

23.    Headings.
       ---------

       The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                  Dated this   3   day of   October  ,   00  .
                             -----        ------------ -------

                                     MiB    Group,    Ltd.,    an   Indiana
                                     Corporation

                                     By: __________________________
                                            R. Jeffrey Mertz, President

                                            ---------------------------
                                            Michael Beasley, Employee

                               INCENTIVE AGREEMENT
                               -------------------

This Incentive Agreement ("Agreement") is entered into between Alternative Lending Group, Inc., an Illinois Corporation (" ALG"), Whitehall Enterprises, Inc., a Delaware Corporation ("Whitehall") and Michael Beasley ("Beasley").

1. This Agreement is intended as a separate agreement from the Employment Agreement entered into between Beasley and MiB Group, Ltd. ("MGL ") dated September 30, 2000, (the "Employment Agreement") and shall not supersede nor invalidate any conflicting provisions of such Employment Agreement.

2. As an additional incentive for Beasley to achieve top line revenue goals, Whitehall agrees that Beasley shall be entitled to as much as an additional 500,000 (split adjusted if applicable) Whitehall shares (as described in the Purchase Agreement between ALG and MGL dated September 30, 2000 hereinafter the "Purchaser Agreement") to be paid in increments of 100,000 (split adjusted if applicable) Whitehall Shares for each year beginning October 1 of each year subsequent to the Closing Date of the Purchase Agreement under the following conditions:

       A. If the TM division (as described in Section 5 of the Beasley Employment Agreement) achieves growth of gross revenues at a minimum of 5% per quarter during the period beginning October 1,2000, through September 30,2001, ALG shall instruct Whitehall to distribute to Beasley 100,000 (split adjusted if applicable) Whitehall shares. In other words, in order for Beasley to obtain any such bonus, he must achieve a 20% gross revenue increase between October 1, 2000 and September 30, 2001, in order to receive a distribution of 100,000 (split adjusted if applicable) Whitehall shares.

B. If the TM division (as described in Section 5 of the Beasley Employment Agreement) achieves growth of gross revenues at a minimum of 5% per quarter during the period beginning October 1, 2001, through September 30, 2002, ALG shall instruct Whitehall distribute to Beasley 100,000 (split adjusted if applicable) shares.

C. If the TM division (as described in Section 5 of the Beasley Employment Agreement) achieves growth of gross revenues at a minimum of 5% per quarter during the period beginning October 1, 2002, through September 30, 2003, ALG shall instruct Whitehall distribute to Beasley 100,000 (split adjusted if applicable) shares.

D. If the TM division (as described in Section 5 of the Beasley Employment Agreement) achieves growth of gross revenues at a minimum of 5% per quarter during the period beginning October 1, 2003, through September 30, 2004, ALG shall instruct Whitehall distribute to Beasley 100,000 (split adjusted if applicable) shares.

E. If the TM division (as described in Section 5 of the Beasley Employment Agreement) achieves growth of gross revenues at a minimum of 5% per quarter during the period beginning October 1,30, 2004, through September 30, 2005, ALG shall instruct Whitehall distribute to Beasley 100,000 (split adjusted if applicable) shares.

3. ALG agrees to review this Agreement for possible changes to the incentive package after one year from the closing date of this Agreement. ALG shall have the sole discretion to make any changes to this Agreement after the one year anniversary from the closing date of this Agreement.

4. This Agreement shall be modified only in writing upon the agreement of the parties hereto.

5. Jurisdiction, venue and forum are proper only in Maricopa County, Arizona, and Beasley waives any conflicts of laws which may allow the laws of a different jurisdiction to apply or the removal of the jurisdiction, venue and forum from Maricopa County, Arizona.

6. In the event the parties hereto enter into litigation in connection with this Agreement, the prevailing party shall be entitled to its reasonable attorneys fees and costs.

7. If any provision of this Agreement is deemed invalid, illegal or unenforceable, the remainder of the Agreement shall not be affected and shall be enforceable to the fullest extent permitted by law.

8.     The laws of Arizona shall apply to this Agreement.

Alternative Lending Group (" ALG"),
an Illinois corporation

BY:                                                  Date:
       -------------------------                          ----------------------
       Name:
       Title:

Whitehall Enterprises, Inc. ("Whitehall"), a Delaware corporation


BY:                                                  Date:
       -------------------------                          ----------------------
       Name:
       Title:

                                                     Date:
       -------------------------                          ----------------------
       Michael Beasley

                              Unconditional Release

I, Scott J. Weaver, personally release MiB Group Limited from the American Express Optima credit card account number 37 15-400963-31000 with a balance of $25,873.26


Signed this 3rd day of October 2000.



-----------------------------
Signature

                               DISCLOSURE SCHEDULE

2.6      Attached are unaudited financial statements for MGL and MFSI.

2.7    There are no undisclosed liabilities.

2.8    There is no real estate.

2.10 Attached is the fixed asset register as reflected on the books as of October 3, 2000.

2.12   Attached is a copy of our insurance certificate.

2.13 Attached is the Leased Employees Agreement between MiB Group Limited and WorkSmart, Inc.

2.14 Attached are copies of checks from each of the banks where MiB Group has relationships.

2.15     MiB has the following actions:
o        Absolute Approval, LLC $2,300.00
o        Annax Brothers $900.00
o        Yeager and George, Etal. $unknown
o        Jeffers and Associated $4,000.00
o        Sigman Mortgage $3,960.00
o In addition there may be other disputes that are not currently known to the company as of October 3, 2000.

2.16   Company leases all employees through WorkSmart, Inc.

2.17 James Sears, Sales Manager $25,000 draw against commissions. Edward Medina, Telemarketing Manager $32,500.00 Kendell Moore, Sales, $20,000 draw against commissions.

2.18   No current employees have non-compete or non-disclosure agreements.

2.19   There are no purchase orders outstanding in an amount in excess of
$20,000.00

2.20   Attached is a copy of the accounts receivable as of October 3, 2000.

2.21   Attached are copies of all licenses and certificates.

2.22   The company has no employees.

2.23 Attached are copies of the 1998 and 1999 federal and state tax returns for MiB Group Limited and the 1999 federal and state tax returns for MiB Financial Services, Inc.

2.24 MiB Group Limited has had numerous transactions with MiB Financial Services, Inc. and are documented within the books and record of both companies.

2.25 The company is in compliance with all known laws as of October 3, 2000.

2.26 The only customer that exceeds 20% of the business is Alternative Lending Group.

                RESOLUTIONS OF THE SHAREHOLDERS OF MiB GROUP. LTD


MiB GROUP , LTD hereby enacts the following Resolutions by means of the unanimous vote of its Shareholders.

RESOLVED THAT Scott J. Weaver and Michael Beasley are hereby authorized to act on behalf of MiB GROUP , LTD in negotiating and executing a Stock Purchase Agreement whereby all of the shares of MiB GROUP, LTD shall be sold ALTERNATIVE LENDING GROUP, INC., an Illinois corporation. Upon the completion of such transaction, 100% of the ownership interest in MiB GROUP , L TD shall effectively be transferred to the ownership of ALTERNATIVE LENDING GROUP, INC.

Dates:  October 3, 2000

                                                MiB GROUP, LTD

                                    By:           ------------------------------
                                                     Scott J. Weaver

                                    By:           ------------------------------
                                                      Michael Beasley